                                                                       Exhibit 3

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                          REGISTRATION RIGHTS AGREEMENT
                                     BETWEEN
                         CABLEVISION SYSTEMS CORPORATION
                                       AND
                           CABLEVISION SYSTEMS COMPANY

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

                                                                       Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT

                  Registration Rights Agreement (the "Agreement") dated as of January 27, 1986 between Cablevision Systems Corporation, a Delaware corporation (the "Company"), and Cablevision Systems Company, an Illinois general partnership ("CSCo").

                                   WITNESSETH:

                  WHEREAS, in connection with a reorganization, involving the Company, Cablevision Company, a New York limited partnership, and Cablevision Program Services Company, a New York limited partnership, the Company desires to grant CSCo certain registration rights with respect to its holdings of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") acquired either prior to the initial public offering of the Class A Common Stock (the "Public Offering") or upon the conversion of its holdings of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock") acquired prior to the Public Offering (the "Shares");

                  WHEREAS, in consideration for the registration rights granted to CSCo hereby, CSCo has agreed to certain restrictions on transfer of its holdings of Class B Common Stock; and

                  WHEREAS, the parties hereto desire to set forth the terms and conditions of the Company's covenants and agreements in respect of the registration of the Shares with the Securities and Exchange Commission (the "Commission") and all applicable state securities agencies and CSCo's covenants and agreements in respect of the restrictions on transfer of the Class B Common stock owned by CSCo.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

                  1.       Conversion of Class B Common Stock into Class A
                           Common Stock.

                           (a)      CSCo agrees that if at any time or from time
to time it desires to sell, transfer or otherwise dispose of any or all of its shares of Class B Common Stock, CSCo will so inform the Board of Directors of the Company at least ten days in advance of said sale, transfer or disposition and CSCo shall convert such shares of Class B Common Stock that it intends to sell, transfer or otherwise dispose of into shares of Class A Common Stock in accordance with the terms of the Certificate of Incorporation of the Company immediately prior to such sale, transfer or disposition. The Company shall be under no obligation to record the transfer on its books of such shares of Class B Common Stock until they have been converted into Class A Common Stock.

                           (b)      The provisions of subparagraph (a) of this
Section 1 are inapplicable to any sale, transfer or disposition of shares of Class B Common Stock to Charles F. Dolan ("Dolan"), his spouse, any person related to Dolan by reason of being his ancestor or descendent (natural or adopted) or any person who is a trustee for, or is acting on behalf of, any of such persons (a "Dolan Family Affiliate").

                           (c)      All certificates representing shares of
Class B Common Stock which are now or hereafter owned by CSCo shall have endorsed thereon a legend which shall read substantially as follows:

                           "The shares represented by this certificate are held subject to the terms of a Registration Rights Agreement dated January 27, 1986 between Cablevision Systems Corporation and Cablevision Systems Company, a copy of which is on file with the Secretary of Cablevision Systems Corporation, and such shares may not be sold, transferred or otherwise disposed of except in accordance with the terms of such Registration Rights Agreement."

                  2.       Demand Registration by CSCo of the Shares.

                           (a)      At any time or from time to time commencing
180 days following the effective date of the Public Offering and ending on the date the Shares are distributed to the partners of CSCo or one or more Dolan Family Affiliates (the "CSCo Beneficiaries"), upon the request in writing of CSCo, the Company will file a registration statement on an appropriate form for the general registration of securities under the Securities Act of 1933, as amended (the "Securities Act"), and include therein such number of the Shares owned by CSCo as CSCo shall so request; provided, however, that (i) the Company shall not be required to file a registration statement pursuant to this Section 2 if the Shares requested to be so registered by CSCo do not have an aggregate Market Price (as defined below) of at least $3,000,000 on the Trading Day (as defined below) immediately preceding the date on which such request for registration is received by the Company and (ii) after the death of both Dolan and his spouse, CSCo shall have the right on only one occasion to require the Company to file a registration statement pursuant to this Section 2. Such requests for registration may be made by CSCo for shares of Class A Common Stock which will be issued to CSCo upon conversion of its shares of Class B Common Stock prior to such conversion; provided that such conversion must be consummated prior to the date such registration statement is declared effective by the Commission. The Company will use its best efforts to ensure that each such registration statement filed pursuant hereto shall be declared effective by the Commission no later than sixty days following the receipt of such request for registration and to maintain the effectiveness of such registration statement until the distribution contemplated by CSCo thereunder has been completed, provided, however, the Company shall not be required to maintain such effectiveness for more than six months if the Company is not at such time eligible to use Form S-3 or any successor form thereto. Anything in this Section 2 to the contrary notwithstanding, if the Company at the time of receipt of CSCo's request for registration pursuant to this Section 2 has a bona fide intent and plan to file a registration statement (other than on Form S-8 or any successor form) covering a primary offering by the Company of common stock or securities convertible into such common stock, the Company may delay the filing of the requested registration statement for a period ending the earlier of (i) sixty
(60) days after the closing of such offering or (ii) one hundred twenty (120) days after receipt of CSCo's request; and, provided, further, if the Company either abandons its plan to file such registration statement or does not file the same within sixty (60) days after receipt of CSCo's request, the Company shall promptly thereafter file the registration statement requested by CSCo. The Company may not, pursuant to the immediately preceding sentence, delay the filing of a requested registration statement more than once during any two year period.

                           (b)      For purposes of Sections 2 and 3 hereof:

                           (i) "Market Price" of a share of Class A Common Stock for any Trading Day shall mean (x) the last reported sale price for the Class A Common Stock on such Trading Day as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if such price is not so published by NASDAQ, the average of the closing bid and asked prices for the Class A Common Stock on such Trading Day, as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose), or (y) if the Class A Common Stock is then listed or admitted to trading on a national securities exchange, the closing price for the Class A Common Stock on such Trading Day as reported in the consolidated transaction reporting system for securities listed or traded on such exchange.

                           (ii) "Trading Day" shall mean any day on which trading takes place (x) in the over-the-counter market and prices reflecting such trading are published by NASDAQ or (y) if the Class A Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading.

                  3.       Demand Registration by the CSCo Beneficiaries of the
                           Shares.

                  If the Shares have been distributed by CSCo to the CSCo Beneficiaries, one or more of the CSCo Beneficiaries may request in writing (i) on or about 33 months following the closing date of the Public Offering, (ii) on or about 57 months following the closing date of the Public Offering and (iii) on any other dates with (x) the written consent of Dolan, (y) if Dolan is deceased, the written consent of his widow or (z) if both Dolan and his wife are deceased, the written consent of the representative of the estate of the survivor of Dolan and his spouse, that the Company file a registration statement on an appropriate form for the general registration of securities under the Securities Act, and include therein such number of the Shares owned by such CSCo Beneficiaries as such CSCo Beneficiaries shall so request; provided, however, that (i) the Company shall not be required to file a registration statement pursuant to this Section 3 if the Shares requested to be so registered by such CSCo Beneficiaries do not have an aggregate Market Price of at least $3,000,000 on the Trading Day immediately preceding the date on which such request for registration is received by the Company and (ii) after the death of both Dolan and his spouse, the CSCo Beneficiaries shall have the right on only one occasion to require the Company to file a registration statement pursuant to this Section
3. Such requests for registration may be made by the CSCo Beneficiaries for shares of Class A Common Stock which will be issued to such CSCo Beneficiaries prior to such conversion; provided that such conversion must be consummated prior to the date such registration statement is declared effective by the Commission. The Company will use its best efforts to ensure that each such registration statement filed pursuant hereto shall be declared effective by the Commission no later than sixty days following the receipt of such request for registration and to maintain the effectiveness of such registration statement until the distribution contemplated by the CSCo Beneficiaries thereunder has been completed, provided, however, the Company shall not be required to maintain such effectiveness for more than six months if the Company is not at such time eligible to use Form S-3 or any successor form thereto. Anything in this Section 3 to the contrary notwithstanding, if the Company at the time of receipt of the CSCo Beneficiaries' request for registration pursuant to this Section 3 has a bona fide intent and plan to file a registration statement (other than on Form S-8 or any successor form) covering a primary offering by the Company of common stock or securities convertible into such common stock, the Company may delay the filing of the requested registration statement for a period ending the earlier of (i) sixty (60) days after the closing of such offering or (ii) one hundred twenty (120) days after receipt of the CSCo Beneficiaries' request; and, provided, further, if the Company either abandons its plan to file such registration statement or does not file the same within sixty (60) days after receipt of the CSCo Beneficiaries' request, the Company shall promptly thereafter file the registration statement requested by the CSCo Beneficiaries. The Company may not, pursuant to the immediately preceding sentence, delay the filing of a requested registration statement more than once during any two year period.

                  4. Right of CSC Holdings, the Dolan Family Affiliates and the Tatta Family Affiliates to PiggyBack.

                  CSCo hereby acknowledges and consents to the grant by the Company to CSC Holdings, the Dolan Family Affiliates and the Tatta Family Affiliates (as defined in the Registration Rights Agreement of even date herewith between the Company and CSC Holdings (the "CSC Holdings Registration Rights Agreement")) in the CSC Holdings Registration Rights Agreement of the right (in accordance with the terms set forth in the CSC Holdings Registration Rights Agreement) of CSC Holdings, the Dolan Family Affiliates and the Tatta Family Affiliates to include certain of their respective shares of Class A Common Stock in certain registration statements filed pursuant hereto. CSCo further acknowledges and agrees that if any offering hereunder is to be underwritten and if the managing underwriter or underwriters of such offering informs CSCo that the number of shares of Class A Common Stock which CSCo and CSC Holdings or the Dolan Family Affiliates and the Tatta Family Affiliates, as the case may be, intend to include in such offering is sufficiently large so as to affect the success of such offering materially and adversely, then the respective number of shares of Class A Common Stock to be offered for the account of CSCo and CSC Holdings or the Dolan Family Affiliates and the Tatta Family Affiliates, as the case may be, shall be reduced pro rata to the extent necessary to reduce the total number of shares of Class A Common Stock to be included in such offering to the number recommended by such managing underwriter. Except for such piggyback registration rights granted to CSC Holdings or the Dolan Family Affiliates and the Tatta Family Affiliates, as the case may be, and to any transferee of the shares of Class A Common Stock owned by Dolan which may be registered pursuant to the CSC Holdings Registration Rights Agreement, neither the Company nor any of its security holders shall have the right to include any of the Company's securities in any registration statement filed pursuant hereto.

                  5.       Piggyback Registration of the Shares.

                  If the Company proposes to file a registration statement under the Securities Act with respect to an offering (a) by CSC Holdings or the Dolan Family Affiliates and the Tatta Family Affiliates, as the case may be, of their respective holdings of Class A Common Stock pursuant to the CSC Holdings Registration Rights Agreement, (b) by any other security holder of any class of security of the Company or (c) by the Company for its own account of any class of security (other than a registration statement on Form S-8, S-4, S-15 or any successor form or a form filed in connection with an exchange offer or an offering of securities solely to the existing stockholders of the Company, the Company shall give written notice of such proposed filing to CSCo or, if the Shares have been distributed by CSCo to the CSCo Beneficiaries, to the CSCo Beneficiaries, at least twenty days before the anticipated filing date which shall state whether such registration will be in connection with an underwritten offering and offer CSCo or the CSCo Beneficiaries, if, in the case of the CSCo Beneficiaries, the CSCo Beneficiaries (x) receive the written consent of Dolan,
(y) if Dolan is deceased, the written consent of his widow, or (z) if both Dolan and his spouse are deceased, the written consent of the representative of the estate of the survivor of Dolan and his spouse, the opportunity to include in such registration statement such number of the Shares as CSCo or the CSCo Beneficiaries, as the case may be, may request within three days prior to the anticipated filing date. If the anticipated filing date is deferred by more than five days, the Company shall promptly give written notice of such new filing date to CSCo or the CSCo Beneficiaries, as the case may be, which notice shall offer CSCo or the CSCo Beneficiaries, as the case may be, the opportunity (subject to any necessary consent set forth in clauses (x), (y) or (z) of the preceding sentence) to increase or decrease the number of the Shares that CSCo or the CSCo Beneficiaries, as the case may be, previously requested to be included in such registration statement as CSCo or the CSCo Beneficiaries, as the case may be, may request within two days prior to the new filing date. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit CSCo or the CSCo Beneficiaries, as the case may be, to be included in the registration for such offering and to include such Shares in such offering on the same terms and conditions as the securities included in such offering. If such proposed offering is to be underwritten, then upon request by the managing underwriter or underwriters given to CSCo or the CSCo Beneficiaries, as the case may be, prior to the effective date of the offering, CSCo or the CSCo Beneficiaries, as the case may be, shall either enter into underwriting agreements with customary terms and conditions for a secondary offering with such underwriter or underwriters providing for the inclusion of such number of the Shares owned by CSCo or the CSCo Beneficiaries, as the case may be, in such offering on such terms and conditions or, if CSCo or the CSCo Beneficiaries, as the case may be, shall refuse to enter into any such agreement, the Company shall have the right to exclude from such registration all (but not less than all) of the Shares. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering informs CSCo or the CSCo Beneficiaries, as the case may be, that the number of the Shares which CSCo or the CSCo Beneficiaries, as the case may be, and of the shares of Class A Common Stock which CSC Holdings or the Dolan Family Affiliates and the Tatta Family Affiliates, as the case may be, intend to include in such offering is sufficiently large so as to affect the success of such offering materially and adversely, the shares of Class A Common Stock to be offered for the account of CSC Holdings or the Dolan Family Affiliates and the Tatta Family Affiliates, as the case may be, shall first be reduced pro rata to the extent necessary to reduce the total number of shares of Class A Common Stock to be included in such offering to the number recommended by such managing underwriter and then the respective number of the Shares to be offered for the account of CSCo or the CSCo Beneficiaries, as the case may be, shall be reduced pro rata to the extent necessary to effect such reduction.

                  6.       Holdback Agreements.

                           (a)      Restrictions on Public Sale by CSCo. To the
extent not inconsistent with applicable law, CSCo agrees not to offer publicly or effect any public sale or distribution of shares of any class of common stock of the Company or any securities convertible into or exchangeable or exercisable for shares of any class of common stock of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed by the Company pursuant to which any such security is being registered (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                           (b)      Restrictions on Public Sale by the Company
and Others. The Company agrees (i) not to offer publicly or effect any public sale or distribution of shares of any class of common stock, or any securities convertible into or exchangeable or exercisable for shares of any class of common stock (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary or the acquisition by the Company or a subsidiary of the capital stock or substantially all of the assets of any other person), during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed pursuant hereto and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of any such registration, if permitted).

                  7.       Registration Procedures.

                  In connection with any registration of the Shares owned by CSCo contemplated hereby, the Company will as expeditiously as possible:

                           (a)      furnish to CSCo, prior to filing a
registration statement, copies of such registration statement as proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as CSCo may reasonably request from time to time in order to facilitate the disposition of the Shares.

                           (b)      use its best efforts to register or qualify
the Shares being registered as contemplated hereby (the "Registered Class A") under such other securities or blue sky laws of such jurisdictions as CSCo reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable CSCo to consummate the disposition in such jurisdictions of the Registered Class A; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                           (c)      use its best efforts to cause the Registered
Class A to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable CSCo to consummate the disposition of such Registered Class A;

                           (d)      notify CSCo at any time when a prospectus
relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registered Class A, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (e)      cause all such Registered Class A to be
listed on NASDAQ or on each national securities exchange on which the Class A Common Stock is then listed, provided that the applicable listing requirements are satisfied;

                           (f)      enter into customary agreements (including
an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registered Class A;

                           (g)      make available for inspection by CSCo, any
underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by CSCo or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. CSCo shall use reasonable efforts, prior to any such disclosure by any such Inspector, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement. CSCo further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                           (h)      in the event such sale is pursuant to an
underwritten offering, use its best efforts to (i) obtain a cold comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by cold comfort letters as CSCo reasonably requests and (ii) ensure that (A) the representations, warranties and covenants contained in the applicable underwriting agreement shall expressly be for the benefit of CSCo, (B) the conditions to closing in said underwriting agreement shall be reasonably satisfactory to CSCo and (C) all cold comfort letters and opinions of counsel contemplated by said underwriting agreements are delivered to CSCo on the closing date of the offering; and

                           (i)      otherwise use its best efforts to comply
with all applicable rules and regulations of the Commission and have the registration statement declared effective as soon as practicable after filing.

                  The Company may require CSCo to furnish to the Company such information regarding CSCo as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder.

                  CSCo agrees that, upon receipt of any notice from the company of the happening of any event of the kind described in Section 7(d) hereof, CSCO will forthwith discontinue disposition of the Registered Class A pursuant to the registration statement covering such Registered Class A until CSCo receives the copies of the supplemented or amended prospectus contemplated by Section 7(d) hereof, and, if so directed by the Company, CSCO will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in CSCO's possession, of the prospectus covering such Registered Class A current at the time of receipt of such notice.

                  8.       Registration Expenses.

                  All expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Class A), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the Registered Class A on NASDAQ or on each national securities exchange on which the Class A Common Stock is then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. The Company will not have any responsibility for any of the expenses of CSCo incurred in connection with any registration statement hereunder including, without limitation, underwriting discounts or commissions attributable to the sale of Registered Class A and fees and travel costs of counsel for CSCo.

                  9.       Indemnification; Contribution.

                           (a)      Indemnification by the Company. The Company
agrees to indemnify, to the full extent permitted by law, CSCo, its partners and any officers directors and shareholders of such partners, each person who controls such partners (within the meaning of the Securities Act), and any investment adviser thereof against all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to CSCo furnished in writing to the Company by CSCo expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of CSCo.

                           (b)      Indemnification by CSCo. In connection with
any registration statement contemplated hereby, CSCo will furnish to the Company in writing such information with respect to CSCo as the Company reasonably requests for use in connection with any such registration statement, prospectus or preliminary prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any such registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to CSCo so furnished in writing by CSCo.

                           (c)      Conduct of Indemnification Proceedings. Any
person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent.

                           (d)      Contribution. If the indemnification
provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified parties, and the parties' relative intent. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 9(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 9(d).

                  10. Participation in Underwritten Registrations. CSCo may not participate in any underwritten registration hereunder or under the CSC Holdings Registration Rights Agreement or otherwise unless CSCo (a) agrees to sell the Shares on the basis provided in any underwriting arrangements with customary terms and conditions for a secondary offering approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  11.      Miscellaneous.

                           (a)      Specific Performance. The Company and CSCo
acknowledge that it will be impossible to measure in money the damage to the Company if CSCo fails to comply with any of the obligations imposed by Section 1 this Agreement, that every such obligation therein is material and that, in the event of any such failure, the Company will not have an adequate remedy at law or in damages. Accordingly, CSCo consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of the Company without bond or other security, to compel performance of all the terms of Section 1 hereof, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

                           (b)      No Inconsistent Agreements. The Company will
not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to CSCo in this Agreement.

                           (c)      Amendments. This Agreement may not be
amended, modified or altered except by writing duly signed by all the parties hereto.

                           (d)      Successors and Assigns. This Agreement shall
be binding upon and inure to the benefit of the Company, CSCo, the CSCo Beneficiaries and the respective successors and permitted assigns of the Company, CSCo and the CSCo Beneficiaries. This Agreement may not be assigned by either the Company or CSCo without the prior written consent of the other party hereto.

                           (e)      Counterparts. This Agreement may be executed
in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                           (f)      Headings. The headings in this Agreement are
for reference purposes only and shall not constitute a part hereof.

                           (g)      Construction. This Agreement shall be
governed by, and construed in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.

                           (h)      Notices. All notices hereunder shall be in
writing and shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         To the Company:

                           Cablevision Systems Corporation
                           One Media Crossways
                           Woodbury, New York 11797
                           Attn: General Counsel

         To CSCo:

                           Cablevision Systems Corporation
                           One Media Crossways
                           Woodbury, New York 11797
                           Attn: Mr. Charles E. Dolan

provided, however, that any notice of change of address shall be effective only upon receipt.

                           (i)      Severability. If any provision of this
Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                           (j)      Entire Agreement. This Agreement is intended
by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           (k)      Attorneys' Fees. In any action or proceeding
brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                     CABLEVISION SYSTEMS CORPORATION

                                     By: /s/ John Tatta
                                         ---------------------------------------
                                         Title:

                                     CABLEVISION SYSTEMS COMPANY

                                     By: /s/ Charles F. Dolan
                                         -----------------------------
                                         Charles F. Dolan
                                         General Partner

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